Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-234208) of Immutep Limited of our report dated September 25, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Newcastle, Australia

September 25, 2020